                                                                    Exhibit 99.1

                                Joint Filer Information

Name of Joint Filer:                    Gores Sponsor VII LLC
Address of Joint Filer:                 c/o Gores Holdings VII, Inc.
                                        6260 Lookout Road
                                        Boulder, CO 80301
Relationship of Joint Filer to          10% Owner, Director
Issuer:
Issuer Name and Ticker or               Gores Holdings VII, Inc. (GSEV)
Trading Symbol:
Date of Event Requiring                 02/22/2021
Statement:
(Month/Day/Year)
Designated Filer:                       Gores Sponsor VII LLC
Name of Joint Filer:                    AEG Holdings, LLC
Address of Joint Filer:                 c/o Gores Holdings VII, Inc.
                                        6260 Lookout Road
                                        Boulder, CO 80301
Relationship of Joint Filer to          10% Owner, Director
Issuer:
Issuer Name and Ticker or Trading       Gores Holdings VII, Inc. (GSEV)
Symbol:
Date of Event Requiring                 02/22/2021
Statement:
(Month/Day/Year)
Designated Filer:                       Gores Sponsor VII LLC
Name of Joint Filer:                    Alec Gores
Address of Joint Filer:                 c/o Gores Holdings VII, Inc.
                                        6260 Lookout Road
                                        Boulder, CO 80301
Relationship of Joint Filer to          10% Owner, Director
Issuer:
Issuer Name and Ticker or Trading       Gores Holdings VII, Inc. (GSEV)
Symbol:
Date of Event Requiring                 02/22/2021
Statement:
(Month/Day/Year)
Designated Filer:                       Gores Sponsor VII LLC